Exhibit(a)(viii)


                         SCUDDER INVESTORS FUNDS, INC.
                              ARTICLES OF AMENDMENT

         Scudder Investors Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter the "Corporation"), hereby certifies to the Maryland Department of Assessments and Taxation:

         FIRST:   Effective June 24, 2003, the following items occur:
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         1. Article FIFTH, Section 3 of the Corporation's charter is hereby amended by decreasing the number of shares classified and allocated to the Growth Opportunity Fund from 10,000,000 to 0, Global Financial Services Fund from 15,000,000 to 0, Global Technology Fund from 15,000,000 to 0, Global Energy Fund from 15,000,000 to 0, Global Health Sciences Fund from 15,000,000 to 0, Top 50 World Fund from 250,000,000 to 0, Top 50 Europe Fund from 250,000,000 to 0, Top 50 Asia Fund from 250,000,000 to 0, and the European Mid-Cap Fund from 250,000,000 to 0. None of these shares is currently outstanding.

         2. Article FIFTH, Section 3 of the Corporation's charter is hereby amended further by eliminating the series designated by the name Growth Opportunity Fund, Global Financial Services Fund, Global Technology Fund, Global Energy Fund, Global Health Sciences Fund, Top 50 World Fund, Top 50 Europe Fund, Top 50 Asia Fund, and the European Mid-Cap Fund. The elimination of said series relates to the Corporation's redemption of all shares of common stock of said series pursuant to Section 2-310.1 of Subtitle 3 of Title 2 of the Maryland General Corporation Law and Article FIFTH, Section 20 of the Corporation's charter.

         SECOND: The foregoing amendments to the Corporation's charter were approved by a majority of the entire board of directors and are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

         The undersigned President acknowledges that these articles of amendment are the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in these articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Scudder Investors Funds, Inc. has caused these articles of amendment to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of this 24th day of June, 2003.

WITNESS:                          SCUDDER INVESTORS FUNDS, INC.


/s/Bruce A. Rosenblum                      By: /s/Richard T. Hale
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Bruce A. Rosenblum                                  Richard T. Hale
Assistant Secretary                                 President